Registration No. 333-__________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                          JOURNAL COMMUNICATIONS, INC.
                           (f/k/a The Journal Company)
             (Exact name of registrant as specified in its charter)

                 Wisconsin                                       20-0020198
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                        Identification No.)


                 333 West State Street
                 Milwaukee, Wisconsin                              53203
       (Address of principal executive offices)                  (Zip Code)

             Journal Communications, Inc. 2003 Equity Incentive Plan
             (f/k/a The Journal Company 2003 Equity Incentive Plan)
                            (Full title of the plan)
                       ----------------------------------
                                                               Copy to:
            Steven J. Smith
 Chairman and Chief Executive Officer                   Benjamin F. Garmer, III
          The Journal Company                               Russell E. Ryba
         333 West State Street                              Foley & Lardner
      Milwaukee, Wisconsin 53203                       777 East Wisconsin Avenue
            (414) 224-2728                            Milwaukee, Wisconsin 53202
  (Name, address and telephone number,                       (414) 271-2400
including area code, of agent for service)

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
         Title of                  Amount           Proposed Maximum       Proposed Maximum
     Securities to be              to be             Offering Price       Aggregate Offering        Amount of
        Registered               Registered             Per Share                Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------
Class B-2 Common Stock,      6,000,000 shares           $17.43 (1)          $104,580,000 (1)           $8,461
$.01 par value
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock,        6,000,000 shares              ---                    ---                   None
$.01 par value (2)
-------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Journal Communications, Inc. Class A Common Stock (into which the Class B Stock can be converted on a one-for-one basis) on the New York Stock Exchange, Inc. on October 20, 2003.

(2) Issuable upon conversion of the conversion of Class B Common Stock.

                           ---------------------------

    In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock that may be offered or sold pursuant to the employee benefit plan described herein as a result of stock splits or stock dividends.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

                  The following documents filed with the Securities and Exchange Commission by Journal Communications, Inc. (f/k/a The Journal Company) (hereinafter referred to as the "Company" or the "Registrant") and The Journal Company (f/k/a Journal Communications, Inc.), the predecessor to the Company, are hereby incorporated herein by reference:

                  1. The Company's latest prospectus, included in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-105210), filed pursuant to Rule 424(b) under the Securities Act of 1933, which includes audited financial statements of The Journal Company for the year ended December 31, 2002, the audited balance sheet of the Company, dated July 9, 2003, and a description of the Company's Class A Common Stock and Class B-2 Common Stock.

                  2. The Journal Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                  3. The Journal Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 15, 2003.

                  4. The Company's Current Reports on Form 8-K dated August 26, September 3, September 5, and September 23, 2003.

                  5. The description of the Company's Class A Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated September 22, 2003, including any amendment or report filed for the purpose of updating such description.

                  6. The description of the Company's Class B-2 Common Stock contained in the Company's Current Report on Form 8-K, dated September 29, 2003.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  None.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  The Bylaws of the Registrant provide that the directors and officers of the Registrant, members of the committee formed under Article 2 of the Registrant's Articles of Incorporation, any trustee of any employee benefit plan of the Registrant and any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the Registrant under certain circumstances, as more fully described in Sections 180.0850 through 180.0859 thereof. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

                  Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Registrant under certain circumstances.

                  The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's Bylaws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

                  The Registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Registrant's former, current or future directors or officers or persons serving at the request of the Registrant or positions with other entities as described above.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  --------

                  The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.           Undertakings.
                  ------------

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 24th day of October, 2003.

                                        JOURNAL COMMUNICATIONS, INC.



                                        By:  /s/ Steven J. Smith
                                             -----------------------------------
                                              Steven J. Smith
                                              Chairman and Chief Executive
                                              Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Steven J. Smith and Paul M. Bonaiuto, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Signature                                        Title                                     Date
              ---------                                        -----                                     ----

/s/ Steven J. Smith                           Chairman, Chief Executive Officer                     October 24, 2003
------------------------------------          and Director (Principal Executive
Steven J. Smith                               Officer)

/s/ Paul M. Bonaiuto                          Executive Vice President and                          October 24, 2003
------------------------------------          Chief Financial Officer
Paul M. Bonaiuto                              (Principal Financial Officer)

/s/ Anne M. Bauer                             Vice President and Controller                         October 24, 2003
---------------------------                   (Principal Accounting Officer)
Anne M. Bauer

              Signature                                        Title                                     Date
              ---------                                        -----                                     ----

/s/ David J. Drury                            Director                                              October 24, 2003
------------------------------------
David J. Drury

/s/ James L. Forbes                           Director                                              October 24, 2003
------------------------------------
James L. Forbes

/s/ Cynthia L. Gault                          Director                                              October 24, 2003
------------------------------------
Cynthia L. Gault

/s/ Douglas G. Kiel                           President and Director                                October 24, 2003
------------------------------------
Douglas G. Kiel

/s/ Roger D. Peirce                           Director                                              October 24, 2003
------------------------------------
Roger D. Peirce

/s/ David D. Reszel                           Director                                              October 24, 2003
------------------------------------
David D. Reszel

/s/ Mary Ellen Stanek                         Director                                              October 24, 2003
------------------------------------
Mary Ellen Stanek

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                              Exhibit Description
------                              -------------------

(4.1) Journal Communications, Inc. 2003 Equity Incentive Plan (f/k/a The Journal Company 2003 Equity Incentive Plan) (incorporated by reference to Exhibit 10.5 to Journal Communications, Inc.'s (f/k/a The Journal Company) Registration Statement on Form S-1 (Registration No. 333-105210)).

(4.2)             Articles of Incorporation of Journal Communications, Inc.
                  (f/k/a The Journal Company) (incorporated by reference to
                  Exhibit 3.1 to Journal Communications, Inc.'s (f/k/a/ The Journal Company) Registration Statement on Form S-1 (Registration No. 333-105210)).

(5)               Opinion of Foley & Lardner.

(23.1)            Consent of Ernst & Young LLP.

(23.2)            Consent of Foley & Lardner (contained in Exhibit (5)).

(24)              Power of Attorney (contained on the signature page hereto).











                                      E-1